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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             -------------------

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                             -------------------

                       TOYOTA MOTOR CREDIT CORPORATION
           (Exact name of registrant as specified in its charter)


            California                                         95-3775816
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   (State of incorporation or organization)                  (IRS Employer)
                                                           Identification No.)

19001 S. Western Avenue, Torrance, California                    90509
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   (Address of principal executive offices)                    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class                       Name of each exchange on which
      to be so registered                       each class is to be registered
      -------------------                       ------------------------------

6.30% Fixed Rate Medium-Term Notes                 New York Stock Exchange
      due January 25, 1999

      If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [X]

      If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               ----------------
                               (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered.

Information concerning the Registrant's 6.30% Fixed Rate Medium-Term Notes due January 25, 1998 is incorporated herein by reference to (i) the Section entitled "Description of Debt Securities" contained in the prospectus (the "Prospectus") dated March 9, 1994 filed with the Securities and Exchange Commission pursuant to Rule 424(b); (ii) the Section entitled "Description of Notes" contained in the Prospectus Supplement dated March 9, 1994 filed with the Securities and Exchange Commission pursuant to Rule 424(b); and (iii) the Pricing Supplement dated January 22, 1997 filed with the Securities and Exchange Commission pursuant to Rule 424(b).

Item 2.  Exhibits.

1.1  Specimen of Fixed Rate Global Medium-Term Note.

1.2 Indenture dated as of August 1, 1991 between the Registrant and The Chase Manhattan Bank, N.A. (incorporated herein by reference to Exhibit 4.1(a) filed with the Registrant's Registration Statement on Form S-3, File
     No. 33-52359, filed with the Securities and Exchange Commission on February 22, 1994).

1.3 First Supplemental Indenture dated as of October 1, 1991 among the Registrant, Bankers Trust Company and The Chase Manhattan Bank, N.A. (incorporated herein by reference to Exhibit 4.1(b) filed with the Registrant's Registration Statement on Form S-3, File No. 33-42854).


                                  SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                              TOYOTA MOTOR CREDIT CORPORATION



Dated: January 28, 1997                       By:     /S/ WOLFGANG JAHN
                                                   --------------------------
                                                          Wolfgang Jahn
                                                      Senior Vice President
                                                       and General Manager


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